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                                                                     EXHIBIT 16

March 4, 1997

Office of the Chief Accountant
United States Securities and Exchange Commission
450 Fifth Street, Northwest
Washington 20549


Gentlemen/Mesdames:


RE: INTERUNION FINANCIAL CORPORATION
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We were previously principal accountants and auditors for InterUnion Financial
Corporation and, under date of May 10, 1996, we reported on the consolidated financial statements of InterUnion Financial Corporation and the subsidiaries as of and for the years ended March 31, 1996 and 1995.

On March 4, 1997 InterUnion Financial Corporation retained Goldstein Golub Kessler ("GGK"), a member of the Nexia International affiliation (as our firm is) as principal certifying accountants.

We have read InterUnion Financial Corporation's statements included under item 4 of its Form 8-K dated March 4, 1997 and we agree with such statements.

Yours very truly,

/s/ Mintz & Partners


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